Exhibit 99.1

NEWS

AT FINANCIAL RELATIONS BOARD: Victoria Baker Investor/Media Inquiries 703-796-1798

FOR IMMEDIATE RELEASE

FRIDAY, DECEMBER 14, 2007

DuPont Fabros Technology, Inc. Announces Fourth Quarter 2007 Dividend

Washington, DC – Dec. 14, 2007 – DuPont Fabros Technology, Inc. (NYSE: DFT), an equity REIT specializing in the ownership, development, operation and management of wholesale data centers, today announced that the Company’s Board of Directors has declared a cash dividend of $0.15 per share on the Company’s common stock for the fourth quarter of 2007. This amount is pro rated based on the partial quarter from October 24, 2007, the completion date of the Company’s initial public offering, through December 31, 2007, and represents a full quarterly dividend rate of $.1875 per share and an annualized dividend rate of $.75 per share. The dividend is payable on January 11, 2008, to shareholders of record as of December 28, 2007.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a leading owner, developer, operator and manager of wholesale data centers. The Company operates so as to qualify as a real estate investment trust (REIT) for federal tax purposes. The Company’s data centers are highly specialized, secure facilities used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology is headquartered in Washington, DC.

Forward-Looking Statements Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements describe expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the risk that the Company may be unable to obtain financing on favorable terms, the risks commonly associated with construction and development of new facilities, risks relating to compliance with permitting,

DuPont Fabros Technology

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zoning, land-use and environmental requirements, the risk that the Company may be unable to acquire additional properties on favorable terms or at all, and the risk that the Company may not be able to maintain its qualification as a REIT for federal tax purposes. The reports that the Company files with the Securities and Exchange Commission, as well as the registration statement on Form S-11 that the Company filed with the Securities and Exchange Commission in connection with its recently completed initial public offering, contain detailed descriptions of these and many other risks to which the Company is subject. Because of those risks, the Company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

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